AXA Financial, Inc.
Reconciliation of AXA US Life & Savings Contribution to AXA Group IFRS Revenues
with Consolidated AXA Financial, Inc. Premiums under USGAAP
(in millions)

		Twelve Months Ended December 31,
		2007	2008

Contribution to IFRS Revenues per AXA Press Release	in Euro

Gross Premiums		15,391	13,027
Other Revenues (A)		852	728
		16,243	13,755

	Average exchange rate US$1.00 =	0.73000	0.67998

	in US$	22,250	20,229

Reconciling items:
Less: Other Revenues (A)		(1,167)	(1,071)
Less: Deposits from Universal life and investment-type product policy fee income (B)		(19,016)	(17,145)
Less: Reinsurance ceded premiums (C)		(516)	(519)
Add: Others (D)		11	28
Total Reconciling items		(20,688)	(18,707)

Consolidated AXA Financial, Inc. USGAAP Premiums		1,562	1,522

(A)	Represents fees received from servicing and advisory business, and fees on the sales of Mutual Funds reported within Commissions,
Fees & Other Income in the USGAAP Statement of Earnings.
(B)	Reflected as an increase to Policyholder Account Balances in the USGAAP Balance Sheet.
(C)	Reflected as a reduction to Premiums in the USGAAP Statement of Earnings.
(D)	Represents Pension fee income and Reinsurance Assumed Premiums that are excluded from premiums for IFRS reporting.

AXA Financial, Inc.
Reconciliation of the Contribution to IFRS Underlying Earnings, Adjusted Earnings and Net Income, Group Share
to AXA Financial's USGAAP Net Earnings
(in millions)

			12 Months Ended December 31,
			2007	2008
Contribution to IFRS Underlying Earnings, per AXA Press Release		in Euro

	US Life & Savings		883	(225)
	Asset Management		314	318
	AXA Financial Holding Company		(102)	(88)
Total Contribution to IFRS Underlying Earnings		in Euro	1,095	5

	Net realized capital gains attributable to shareholders		(32)	(153)

Total Contribution to IFRS Adjusted Earnings		in Euro	1,063	(148)

	Profit or loss on financial assets (under Fair Value option) and derivatives		29	33
	Exceptional operations and discontinued operations		(4)	(21)
	Goodwill and related intangibles		(22)	(7)

Total Contribution to IFRS Net Income, Group Share		in Euro	1,066	(143)

	Average exchange rate	US$1.00 =	0.73000	0.67998

		in US$	1,460	(211)
Reconciling items:
(A)	GMIB/DB Reserves & Reinsurance Asset		166	5,152
(B)	Investment income & capital gains (losses)		5	(8)
(C)	Amortization of goodwill & other intangible assets		(19)	(25)
(D)	Employee Benefits Plan - Fresh Start, net of DAC capitalization		(49)	(55)
(E)	Employee stock based compensation		(43)	(5)
(F)	Other Reserve adjustment - including SOP 03-01		20	12
(G)	Amortization of DAC & VOBA		(179)	(1,275)
(H)	Gains on issuance of Alliance units		11	(3)
(I)	Tax Reserves Release		(45)	-
(J)	MONY Integration Expenses		(8)	(4)
(K)	Tax on sale of Alliance units		-	56
(L)	Other		5	(49)
Total Reconciling items			(136)	3,796

Consolidated US GAAP Net Earnings			$ 1,324	$ 3,585

(A)
Reflects the accounting for reinsurance contracts ceding variable annuity Guaranted Minimum Income Benefit ('GMIB') features as derivative contracts at fair value under USGAAP vs. ceded reinsurance reserves under IFRS; and insurance reserves for Guaranteed Minimum Death Benefit ("GMDB") and GMIB features subject to economic hedging programs on an SOP 03-1 basis under USGAAP vs. remeasurement to reflect current market conditions under IFRS.

(B)	Primarily reflects different accounting methodologies for impairments under IFRS and USGAAP.
(C)	Reflects amortization of acquisition related intangible assets in USGAAP on acquisitions prior to adoption of IFRS.
(D)
 Represents impact of IFRS initial implementation "fresh start" adjustment to eliminate the portion of employee benefit liabilities related to deferred actuarial gains and losses, which has resulted in a reduction of ongoing IFRS employee benefit expenses compared to USGAAP over the period in which those deferred gains and losses would otherwise have been amortized.  2008 includes the IFRS impacts of modifications made to the MONY Benefit Plans, which are recognized as a curtailment gain for IFRS but are deferred for USGAAP purposes.

(E)	Primarily reflects different accounting methodologies for share based awards under IFRS and USGAAP.
(F)
 Represents adjustment of MVA liabilities from the IFRS basis accrued account balance (with interest rate floors reflected  on a contract-by-contract basis) to the USGAAP basis (which considers the impact of interest rate floors on a block of business basis) and adjustments to the liability related to group pension contracts and certain mortality and annuitization benefits, such as the No Lapse Guarantee feature contained in variable and universal life contracts under SOP 03-01.

(G)	Represents DAC and VOBA reactivity to other IFRS adjustments.
(H)	Represents different accounting methodologies related to the issuance of AllianceBernstein units.
(I)	Represents release of tax reserves recognized in IFRS Earnings and credited to Equity under USGAAP upon adoption of FIN 48 as of January 1, 2007.
(J)	Represents releases of integration-related accruals which are excluded from USGAAP Net Earnings.
(K)	Represents different accounting methodologies related to the tax expense associated with the sale of AllianceBernstein units.
(L)	Other represents operations assumed on behalf of AXA Japan and software amortization.